UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 2, 2015

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

65-1102237

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, CT 06180

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

On October 2, 2015, Tauriga Sciences, Inc., a Florida corporation (the “Company”), entered into a Bridge Loan and Security Agreement (the “Note”) with Alternative Strategy Partners PTE. LTD., a Singapore private limited company (“ASP”), whereby ASP funded to the Company gross proceeds of $180,000. All funds advanced under the Note carry an interest rate of 11.5% per annum subject to adjustment as set forth below. All principal and accrued but unpaid interest under the Note are due in full on December 23, 2015 (the “Maturity Date”). The Note is secured by all of the assets of the Company.

Upon the occurrence of an Event of Default (as defined in the Note), any unpaid amounts of principal or interest currently outstanding under the Note shall become immediately due and payable and bear interest from the date of the Event of Default at the lesser of (i) a rate of eighteen percent (“18%”) per annum or (ii) the maximum rate of interest permitted under applicable law. A failure of the Company to make the required principal and interest payment on the Maturity Date is deemed an Event of Default.

The Note contains customary representations, warranties and covenants from the Company to ASP.

The foregoing description of the Note is qualified in its entirety by reference to the provisions of the form of the Note filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Bridge Loan and Security Agreement dated October 2, 2015 between Tauriga Sciences, Inc. and Alternative Strategy Partners PTE. LTD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2015
TAURIGA SCIENCES, INC.

	By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer